Exhibit 10.2

FOMO CORP. ACQUIRES OWNERSHIP POSITION IN SMARTGUARD ENERGY

Chicago, IL, September 30, 2021 – FOMO CORP. (https://www.fomoworldwide.com/ - US OTC: FOMC) is pleased to announce that it has acquired a 40% position in SmartGuard Energy (SGE - https://smartguard-energy.com/) by making a combined initial payment of cash and securities valued at approximately $9.2 million. FOMO CORP. is in discussions with potential investors and intends to obtain the necessary funding to acquire the remaining 60% interest in SGE in the near future with confidence.

SGE will function as a wholly owned subsidiary of FOMO consisting of LED Funding IV LLC (dba LED Funding: https://www.smartguard-solutions.com: LEDF) and Lux Solutions LLC (www.luxsolutions.com: Lux) to operate as SmartGuard Energy LLC which has been incorporated in Wyoming to combine the companies. Both LEDF and Lux operate in the clean energy efficiency and renewable energy spaces where their businesses are expected to be major beneficiaries of an unprecedented amount of governmental and private sector stimulus funding to facilitate the green energy revolution. LEDF has a leading presence in Puerto Rico and has pioneered the development of the “as a Service” business model that generates a stream of long-term, annuitized-type revenues. LEDF also has significant institutional funding for its projects. Lux has a recognized national presence and has multiple important strategic relationships with major names in the clean energy efficiency space along with a high-profile list of clients who have endorsed the quality of their work and are using them currently on projects or indicated an intent to use them on future projects. Lux is also well-positioned in California where it has now entered the renewable energy space aided by recent California measures to require solar energy panels for new construction and renovations. SGE has a robust sales pipeline with more than 200 projects representing over $30 million in gross revenue.

Bill Butler, the CEO of SGE, stated: “We are very excited to become part of the FOMO family and look forward to being a major contributor to FOMO’s future growth and profitability. We expect that we will be making major announcements shortly involving immediately actionable business opportunities that have become available to us. Stay tuned.”

Vik Grover, FOMO CORP. CEO, commented: “We are quite pleased to announce the initial investment in SGE and feel confident in our ability to obtain the remaining funding to acquire 100% ownership of SGE in the near future. SGE has a very diversified and unique business model that will provide FOMO CORP. with significant long-term and continuing revenues. We spent many months doing diligence on this transaction and are comfortable it is the right move for our shareholders. It is gametime.

About FOMO CORP.

FOMO CORP. is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford targets access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that FOMO CORP. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to FOMO CORP.’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. FOMO’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. Additionally, although the Company has announced letters of intent to acquire additional companies, there is absolutely no assurances that any such transactions will result in a completed acquisition. No information in this press release should be construed in any form, shape, or manner as an indication of the Company’s future revenues, financial condition, or stock price.

Contact:

Wayman Baker, PhD

EVP Corporate Development

FOMO CORP.

(630) 286-9560

ir@fomoworldwide.com

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